UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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NRG Energy, Inc.
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On March 26, 2013, NRG Energy, Inc. presented the following materials to Institutional Shareholder Services. NRG Energy, Inc. may also use the materials in connection with meetings with certain of its stockholders.

NRG Energy, Inc. 2013 Say on Pay Proposal March 26, 2013

Executive Summary We have made enhancements based on shareholder feedback that warrant our shareholders’ support for the 2013 Say on Pay vote. We ask for your support. We Responded to Shareholder Feedback We Adopted Best Practices Around Pay and Governance We conducted extensive outreach that led to improvements to pay program Our enhanced approach improves alignment of performance with short- and long-term pay Performance-based MSUs incentivize meaningful TSR growth Annual Incentive Plan directly linked to growth in FCF and EBITDA We are committed to and have implemented emerging best practices in pay We have effective independent oversight for pay Overview of Our Approach to Peers We detail herein our approach to evaluating and leveraging our peer group for pay and performance measures Our 2012 Performance was Strong We achieved strong absolute and relative performance in 2012

Engaged extensively with shareholders over the past two years Feedback from shareholders was clear. Focus on: Improvement in Total Shareholder Returns (TSR) Continued growth of free cash flow (FCF) and EBITDA Better alignment of pay and performance, including return of capital Tying more compensation to performance-based metrics, particularly TSR We have responded to our shareholders Pay in 2012 highly aligned with performance (modest increase in compensation despite substantial outperformance) Pay practices modified to meet emerging best practices Enhanced Shareholder Outreach and Updates to Pay Program We heard the messages delivered by our shareholders and made changes that strengthened the alignment of pay with shareholder value

Strong Performance Strong Stock Performance Success with Strategic Initiatives and Capital Allocation Increases in Y-o-Y Financials1 Sound Management NRG’s 1-year TSR was 28% TSR was in the 98th percentile of the peer group Closed merger with GenOn Energy, Inc., creating the largest competitive power generation company in the U.S. Initiated a common stock dividend; announced our intention to increase by 33% in February 2013 $1 billion in share buybacks since 2009; announced an additional $200 million in February 2013 EBITDA, a 7% increase Y-o-Y, which is more than 50% above the already 4.4% increase in target Free Cash Flow, a 5% increase Y-o-Y, was just under target Proactively managed the business and enhanced value in a declining commodity pricing environment through our continued expansion into the retail energy business as well as the alternative energy sector Demonstrated our best ever year with respect to safety and environmental performance NRG returned strong stock performance and solid financials in 2012 1For purposes of AIP targets; see pages 50-52 of the proxy for more on the AIP targets

Closer Alignment of Pay and Performance: Long-Term Pay Enhanced Alignment With Performance MSUs Reasonably Reward Strong TSR and Effectively Penalize Poor Performance As of 2012, 67% performance-linked MSUs and 33% restricted stock MSUs are strongly linked to long-term performance because the value of MSUs is directly linked to three-year shareholder return If our TSR drops 15%, the value of an MSU declines 39% below the grant date fair value Conversely, a TSR increase of 15% only nets a 12% MSU value increase above MSU’s grant date fair value TSR must rise by 9% in order for MSUs to achieve grant date fair value This combination reflects our desire to strongly penalize TSR moves in the negative direction while only strongly rewarding performance that moves aggressively ahead Awards are forfeited completely if TSR drops 50%

Note: Illustrative table based on disclosure on page 56 of the proxy MSUs create a strong link between shareholders and management and heavily penalizes executives for poor returns to shareholders Closer Alignment of Pay and Performance: MSUs and Long-Term Performance

Closer Alignment of Pay and Performance Short-Term Compensation (Annual Incentive Program) Enhanced Alignment With Performance Highlights of Short-Term Pay And Performance Added and enhanced individual performance metrics to focus greater attention on return of capital to shareholders Payouts based on strong short-term metric thresholds: Free Cash Flow (FCF) and EBITDA Short-term incentive cash bonuses are not paid at all if an established FCF trigger is not achieved For AIP bonuses to ever move above target payout, management must deliver performance that exceeds the FCF or EBITDA goals Qualitative and individual performance are only considered up to the target and only after FCF trigger is met In order to obtain the maximum payout, under the plan, our executive team must deliver truly exceptional performance – as demonstrated by the fact that maximum payout is rarely achieved and was not achieved despite very strong performance last year 2012 Summary Compensation 2012 EBITDA target was set at 4.4% above last year’s EBITDA; company achieved 7% which is more than 50% above the already 4.4% increase in target, in a declining gas price environment. This was a key driver of our strong TSR We nearly hit our target increase for FCF ($941M vs. $950M), representing a 5% increase over last year Achieved value-enhancing successes around the merger, capital allocation strategy (including first ever dividend), and best ever safety and environmental performance Total CEO compensation on this year’s SCT is $7.6 million, or about $600,000 more than last year’s total CEO compensation, primarily attributable to improved EBITDA and FCF performance

Closer Alignment of Pay and Performance Target and Realizable Pay: Total Compensation 3- and 5-year view of target and realizable total direct compensation reflect improving alignment of pay and performance1 1 For Total Direct Compensation, NRG’s “realizable” pay calculation excludes grants that expired out of the money on January 4, 2013, which we believe will differ from ISS’s calculation where those grants are included

Relative Performance Comparisons We Understand Views On Peers NRG’s Peers Perform Very Differently From NRG We understand that shareholders and proxy advisors have indicated support for the use of relative metrics and peer comparisons in the compensation program “Independent power producer” companies (IPPs), electric utilities, and multi-utilities are in the same 4-digit GICS group and represent a reasonable look at the talent market NRG’s closest peers are IPPs, many of which, in recent years, have declared bankruptcy or merged with other firms making the total IPP peer group very small As an IPP, and under different market conditions, NRG’s stock will generally perform differently than the electric utilities or multi-utilities in its GICS peer group Performance varies because IPPs are typically more volatile and perceived as higher risk than other types of companies in the group; as such, and given this dynamic, direct comparisons are inappropriate for compensation purposes when attempting to show a link to relative performance

Challenge of Relative Performance Comparison: A Steady Decline in the Number of IPP Peers 1 Based on the GICS sub-industry code for IPPs (551050). Excludes NRG 2 Excludes CEG, DYN, and GEN as described on pg. 44 of the Proxy Statement. 3 Includes the addition of AEP, EXC, FE, and TAC as described on pg. 44 of the Proxy Statement. 4 Based on the GICS sub-industry codes of 551010 and 551030 As NRG has evolved its business, the decline in the number of available IPP peers has continued to diminish the applicability of relative performance metrics 2012 GenOn: Merged with NRG Dynegy: Bankruptcy and reemergence Constellation: Acquired by Exelon Feb. 25, 2011 Allegheny Energy Merged with FirstEnergy Apr. 11, 2010 Mirant & RRI Merged To form GenOn Dec. 20, 2005 Calpine declares Bankruptcy Oct. 10, 2007 TXU LBO Companies in Peer Group Percentage of IPPs1 In NRG’s Compensation Peer Group 67% 50% 57% 44% 35% 35% 14%2 17%3 Jan. 31, 2008 Calpine emerges from Bankruptcy 4

Peer Comparisons and Evaluating Performance Evaluating Performance Relevant Peers Used for Benchmarking and Target Pay Comparison The Committee has extensively considered relative metrics and determined that, because of different performance characteristics among NRG’s peers, formulaic relative metrics would not be appropriate to protect shareholder interests Performance is evaluated on absolute financial and stock performance as well as execution of value-enhancing strategic initiatives In order to get a statistically relevant number of peers, other non-IPP companies from the GICs group are added to the peer group The non-IPP companies in the peer group are appropriate for pay benchmarking because they are sources of talent, but formulaic relative performance comparisons are not appropriate because the companies’ stocks perform so differently from NRG in different market conditions Target pay is benchmarked to the median of the peer group We believe it is not in shareholders’ best interests to base pay decisions on formulaic TSR comparisons among NRG’s peers given differences between their performance characteristics

Strong Relative Performance in 2012 NRG Self-Selected Peers 1 Year TSR Sempra Energy 33.8% NRG Energy 28.0% NextEra Energy 17.9% CMS Energy 15.1% DTE Energy 14.9% Edison International 12.4% Calpine 11.0% American Electric Power 8.2% PPL 2.3% Dominion Resources 1.6% Xcel Energy 0.5% CenterPoint Energy -0.2% FirstEnergy -1.0% Ameren -2.6% Public Service Enterprise Group -3.0% Entergy -8.2% AES -9.3% TransAlta -20.8% Exelon -27.3% ISS 2012 Peer Group 1 Year TSR Sempra Energy 33.8% NRG Energy 28.0% CMS Energy 15.1% DTE Energy 14.9% Calpine 11.0% NiSource 8.5% PPL 2.3% Pepco Holdings 2.1% Xcel Energy 0.5% CenterPoint Energy -0.2% Ameren -2.6% Entergy -8.2% AES -9.3% Progress Energy N/A* Source: Research Insight (refer to pages A-1 and A-2 of the proxy) *Merged with Duke Energy in July 2012

Recently Adopted Emerging Best Practices 1 2 3 4 Initiated double-trigger change in control provisions Eliminated tax gross-ups Adopted anti-hedging and pledging policies Enhanced our robust clawback policy

NRG is a company that has in place a very robust protection of shareholder rights Governance There is an independent chair in place Directors are elected by a majority vote standard Directors and executives are subject to robust ownership guidelines Over 87% of directors are independent 100% of key board committees are independent Sensible takeover defenses No classified board following 2012 management proposal to remove it No shareholder rights plan (poison pill) in place Effective Corporate Governance

Independent Board: NRG's Board is composed of over 87% independent directors led by an independent Board Chair Independent Committee: Compensation Committee consists of entirely independent directors Independent Consultant: Committee has engaged and considers the advice of an independent compensation consultant Shareholders Well-Served by Current Compensation Program: We believe that, in light of the company’s strong absolute and relative performance, shareholders have been well-served by the Board’s and Committee’s decisions on improving our compensation programs Effective Independent Oversight of Pay Support Say on Pay in 2013 We ask our shareholders to give the Committee their support to continue delivering on, and refining where necessary, our compensation program in an effort to serve our shareholders’ best interests